Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS THIRD QUARTER 2018 EARNINGS AND

DECLARES QUARTERLY DIVIDEND

October 25, 2018 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the quarter ended September 30, 2018, of $2,126,000 or $0.28 per common share basic and diluted, compared to earnings of $2,249,000 or $0.53 per common share basic and diluted for the quarter ended September 30, 2017. Earnings for the nine months ended September 30, 2018, were $5,909,000 or $0.89 per common share basic and diluted, compared to earnings of $6,588,000 or $1.56 per common share basic and diluted for the nine months ended September 30, 2017.

The results for the three and nine months ended September 30, 2018 and 2017 included merger and acquisition expenses resulting from Mid Penn’s acquisitions of (i) First Priority Financial Corp. (“First Priority”), which was announced on January 16, 2018 and legally closed on July 31, 2018, and (ii) The Scottdale Bank & Trust Company (“Scottdale”), which was announced during the first quarter of 2017 and legally closed on January 8, 2018.  Please refer to the discussion under “Merger and Acquisition Activities” for more information on Mid Penn’s acquisitions of First Priority and Scottdale.

Adjusted earnings, when excluding the after-tax impact of the merger expenses (with such adjusted earnings being a non-GAAP measure), were $4,588,000 or $0.60 per share basic and diluted for the three months ended September 30, 2018, compared to adjusted earnings for the three months ended September 30, 2017 of $2,474,000 or $0.58 per share basic and diluted.  For the nine months ended September 30, 2018, adjusted earnings were $10,016,000 or $1.52 per common share basic and diluted, compared to adjusted earnings of $7,020,000 or $1.66 per share basic and diluted for the nine months ended September 30, 2017.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended September 30, 2018 and 2017 and other periods.

In addition to the merger expenses, Mid Penn recorded an additional non-cash expense of $310,000 and $759,000 for the three and nine months ended September 30, 2018, respectively, related to the amortization of the core deposit intangible assets which were recorded as a result of the Scottdale and First Priority acquisitions.

Mid Penn’s tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry, increased to $17.50 as of September 30, 2018, compared to $16.82 as of December 31, 2017, and $17.22 as of September 30, 2017.  Book value per share, the most directly comparable GAAP measure to tangible book value per common share, increased to $25.83 as of September 30, 2018 compared to $17.85 at December 31, 2017, and $18.25 at September 30, 2017.

Mid Penn also reported total assets of $2,044,280,000 as of September 30, 2018, reflecting an increase of $873,926,000 or 75 percent compared to total assets of $1,170,354,000 as of December 31, 2017.  Total assets as of September 30, 2018 reflect an increase of $890,907,000 or 77 percent compared to total assets of $1,153,373,000 as of September 30, 2017.  Asset growth during the nine months ended September 30, 2018 includes the acquired loans, investments, cash, facilities, goodwill and core deposit intangibles recorded from the legal closing of the Scottdale and First Priority transactions as well as organic growth from our legacy markets.

In general, the results of operations and the financial condition as of and for the periods ended September 30, 2018, as compared to prior periods and certain period-end dates in 2017, have been materially impacted by Mid Penn’s January 8, 2018 acquisition of Scottdale and July 31, 2018 acquisition of First Priority.

Mid Penn also reported that its Board of Directors, at a meeting held on October 24, 2018, declared a dividend per common share of $0.15 payable on November 26, 2018 to shareholders of record as of November 7, 2018.

MERGER & ACQUISITION ACTIVITIES

On January 8, 2018, Mid Penn announced the successful completion of the legal acquisition of The Scottdale Bank & Trust Company, pursuant to which each share of Scottdale common stock issued and outstanding immediately prior to January 8, 2018 converted into the right to receive either (i) $1,166 in cash without interest, or (ii) 38.88 shares of Mid Penn common stock. As a result of the elections of the Scottdale shareholders, Mid Penn issued 1,878,827 shares of Mid Penn common stock and cash of $2,790,000 in merger consideration. Mid Penn also recorded goodwill of $19,189,000 and a core deposit intangible asset of $4,940,000 as a result of the Scottdale acquisition.  The acquisition expanded Mid Penn’s footprint into Westmoreland and Fayette counties in western Pennsylvania.

Additionally, Mid Penn completed its acquisition of First Priority Financial Corp., through the merger of First Priority with and into Mid Penn effective after the close of business on July 31, 2018. In connection with this acquisition, First Priority Bank, First Priority’s wholly owned bank subsidiary, was merged with and into Mid Penn Bank.  Pursuant to the merger agreement between Mid Penn and First Priority, the common shareholders of First Priority received 0.3481 shares of Mid Penn common stock for each share of First Priority common stock owned.  Additionally, outstanding options to purchase First Priority common stock at the time of the merger were converted to the right to receive cash at a per-option value of $11.07 less the exercise price, without interest.  As a result of the acquisition, Mid Penn’s fulfillment of the merger consideration requirements resulted in the issuance of 2,320,800 shares of Mid Penn common stock and the payment $3,807,000 related to cashing out the stock options.  Mid Penn also issued 3,404 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series D, having a fixed dividend rate of 9 percent per annum, in exchange for the 3,404 shares of First Priority preferred shares outstanding as of the closing of the merger.  Additionally, Mid Penn recorded $39,659,000 of goodwill, a core deposit intangible of $2,832,000, and a trade name intangible of $205,000 related to the First Priority acquisition.  The acquisition expanded Mid Penn’s presence in southeastern Pennsylvania, including Chester, Berks, Montgomery, and Bucks counties.

The assets purchased and liabilities assumed in the Scottdale and First Priority transactions were recorded at their estimated fair values as of the respective date of acquisition, and may be adjusted for up to one year subsequent to legal closing.

PRESIDENT’S STATEMENT

With the closing of our acquisition of First Priority Financial Corporation during the third quarter, Mid Penn reached another important milestone in our franchise’s history by surpassing $2 billion in total assets.  During September, we celebrated Mid Penn Bank’s 150th anniversary in business, and I am pleased that we can honor our founders, our current and former employees, and our long-term shareholders and customers, with a profitably growing institution.  We remain rooted in our founding principles of providing safe and secure financial services to consumers and businesses while supporting the economic vitality of our communities and markets. We administer these principles with personalized customer-focused services, supported by exceptional products and delivery systems, leading to win-win banking and wealth management relationships that ultimately result in sound returns and increasing value to our shareholders.

The third quarter operating results reflect the substantial portion of merger-related costs associated with our completed acquisition of First Priority, which expanded Mid Penn’s operating profile into very attractive markets in several southeastern Pennsylvania counties. Shortly after the end of the third quarter, we successfully completed the conversion of the data from First Priority’s loan and deposit records to Mid Penn’s core system, and have transitioned First Priority’s locations and information technology and networking infrastructure to Mid Penn’s operating and security platform.  Now we focus on providing our new customers with the same caring attention and financial solutions and services that have been, and will continue to be, the operating standard for Mid Penn.

While giving the necessary attention to managing our acquisitions, we continued to realize consistent organic growth of loans and deposits.  With the addition of the quality customer relationships from Scottdale and First Priority, we are well positioned to realize favorable increases in net interest income, and continued growth in fee-based and noninterest income sources, to support our overall profitability.  Our third quarter results, particularly when looking at our core performance excluding the nonrecurring merger expenses, reflect the early stages of this accretive potential.  With the majority of our merger expenses behind us, we look forward to the fourth quarter and the coming year when we can more fully realize the growth potential, efficiencies, and increasing profitability of these acquisitions.  In consideration of our confidence in the infrastructure and soundness of this Company and its potential, we are delighted to announce a continued dividend for our shareholders.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $15,911,000 for the three months ended September 30, 2018, an increase of $6,395,000 or 67 percent compared to net interest income of $9,516,000 for the three months ended September 30, 2017.  Through the first nine months of 2018, net interest income was $38,203,000, an increase of $10,102,000 or 36 percent compared to net interest income of $28,101,000 for the same period in 2017.  The primary source of the revenue growth was an increase in interest and fees on loans, as total loans increased $689,173,000 or over 79 percent since September 30, 2017.  Of this substantial year-over-year increase in total loans outstanding, $118,453,000 was from organic loan growth and $570,720,000 reflects the outstanding balance of loans acquired from Scottdale and First Priority.

For the three months ended September 30, 2018, Mid Penn’s tax-equivalent net interest margin was 3.75% compared to 3.64% for the three months ended September 30, 2017, as increases in quarterly yields on earning assets, and increases in noninterest-bearing deposits, more than offset the impact of the rising cost of funds as a result of recent Federal Open Market Committee (“FOMC”) rate increases, and the assumption of some higher-cost wholesale funding sources in the First Priority transaction. For the nine months ended September 30, 2018, Mid Penn’s tax-equivalent net interest margin was 3.62% versus 3.73% for the nine months ended September 30, 2017.  The decrease was attributed primarily to the increases in the cost of funds for the first half of 2018 being accelerated compared to the repricing of earning assets, though, as noted above, that trend changed favorably in the third quarter.

Noninterest Income

During the three months ended September 30, 2018, noninterest income was $2,165,000, reflecting an increase of $601,000 or 38 percent compared to noninterest income of $1,564,000 for the three months ended September 30, 2017.  For the nine months ended September 30, 2018, noninterest income totaled $5,371,000, an increase of $1,009,000 or 23 percent, compared to noninterest income of $4,362,000 for the same period in 2017.  Several components of noninterest income increased as a result of higher account and transaction volume due to both the First Priority and Scottdale acquisitions and organic growth.

Income from fiduciary activities was $851,000 for the nine months ended September 30, 2018, an increase of $238,000 or 39 percent compared to fiduciary income of $613,000 for the nine months ended September 30, 2017. These additional revenues were attributed to continued growth in trust assets under management, and increased sales of retail investment products, as a result of successful business development efforts by Mid Penn’s trust and wealth management team.

For the nine months ended September 30, 2018, service charges on deposits were $667,000, an increase of $113,000 or 20 percent, compared to service charges of $554,000 for the nine months ended September 30, 2017.  This increase was driven by an increase in collected charges on a higher volume of transactional deposit accounts, including deposit accounts assumed in both the Scottdale and First Priority acquisitions.

Net gains on sales of securities were $132,000 for the nine months ended September 30, 2018, an increase of $90,000 compared to net gains on sales of securities of $42,000 during the same period of 2017. Some investment securities acquired from Scottdale and First Priority were subsequently sold to ensure the overall portfolio was in greater alignment with Mid Penn’s investment management objectives.

ATM debit card interchange income was $908,000 for the nine months ended September 30, 2018, an increase of $219,000 or over 31 percent compared to interchange income of $689,000 for the same period in 2017. The additional income is a result of an increased volume of checking accounts, and an increase in Mid Penn Bank ATM and debit card activity, which included an increase in transaction volume resulting from accounts acquired in the Scottdale and First Priority transactions.

Other income was $1,312,000 for the nine months ended September 30, 2018, an increase of $643,000 compared to other income of $669,000 for the same period of 2017.  The increase in other income was primarily driven by $497,000 of settlement gains recognized in the first nine months of 2018 as a result of certain lump sum payouts to participants of the defined benefit pension plan assumed during the Scottdale acquisition.  Increases in letter of credit renewal fees and other service fees and commissions also contributed to the year-over-year growth in other income.

Mortgage banking income was $558,000 for the nine months ended September 30, 2018, a decrease of $88,000 or 14 percent compared to the nine months ended September 30, 2017. Rising longer-term interest rates have resulted in a lower volume of mortgage refinance activity in the first nine months of 2018 when compared to the same period in 2017.

Net gain on sales of SBA loans was $477,000 for the nine months ended September 30, 2018, a decrease of $226,000 when compared to the same period in 2017.  Tighter market pricing has resulted in lower levels of income realized on loan sales in 2018 versus the prior year.

Noninterest Expense

During the three months ended September 30, 2018, noninterest expenses totaled $15,264,000, an increase of $7,304,000 or 92 percent compared to noninterest expenses of $7,960,000 for the three months ended September 30, 2017.  Noninterest expense for the nine months ended September 30, 2018 totaled $36,189,000, an increase of $12,869,000 or 55 percent compared to noninterest expenses of $23,320,000 for the first nine months of 2017.  Noninterest expenses incurred as a result of franchise expansion through the First Priority and Scottdale acquisitions were the primary sources of the significant increase, with some expenses being incurred in connection with the opening of two new retail offices (Halifax, PA and Pillow, PA) after September 2017.

Included in the noninterest expense variances above, during the nine months ended September 30, 2018, merger and acquisition expenses were $4,955,000 and included investment banking fees, merger-related legal expenses, professional fees related to the preparation and filing of merger documents, severance costs, and information technology conversion/termination costs incurred in connection with (i) the acquisition of First Priority effective on July 31, 2018, and (ii) the acquisition of Scottdale effective on January 8, 2018.  Merger and acquisition expenses of $467,000 recorded during the nine months ended September 30, 2017 consisted primarily of investment banking fees and legal fees, as well as professional fees related to the preparation and filing of merger documents, related to the Scottdale acquisition.

Salaries and employee benefits expense increased $3,620,000 or 29 percent during the nine months ended September 30, 2018, versus the same period in 2017, with the increase attributable to (i) the retail staff additions at the five retail locations added through the Scottdale acquisition and the opening of the Halifax, PA branch, all effective January 8, 2018, (ii) the retail staff additions at the eight retail locations added through the First Priority acquisition, effective July 31, 2018, (iii) the retail staff additions as a result of the opening of the Pillow, PA branch, effective September 10, 2018, and (iv) the addition of commercial lending and credit administration personnel and other staff additions in alignment with Mid Penn’s core banking growth.

Occupancy expenses increased $858,000 or 46 percent during the first nine months of 2018 compared to the same period in 2017.  Similarly, equipment expense increased $382,000 or 33 percent during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.  These increases were driven by (i) the facility operating costs and increased depreciation expense for building, furniture, and equipment associated with the addition of the above-noted Scottdale market, First Priority market, and Halifax and Pillow branch offices, and (ii) depreciation and occupancy costs related to Mid Penn’s addition of  certain facilities in the Capital Region to increase administrative and operations support services for the growing franchise.

FDIC assessment expense was $508,000 for the nine months ended September 30, 2018, a decrease of $77,000 or 13 percent compared to $585,000 for the nine months ended September 30, 2017.  As a result of the acquisitions, the favorable asset quality of both legacy portfolio loan assets and acquired portfolios, and successful workouts of non-performing assets, Mid Penn has reported more favorable capital and asset quality ratios, resulting in a lower overall FDIC assessment rate for 2018.

Legal and professional fees for the nine months ended September 30, 2018 increased by $168,000 or 29 percent compared to the same period in 2017 due to increased third-party services for wealth management, audit, and public relations activities given the expanded franchise operating profile.

Marketing and advertising expense increased 84 percent, from $377,000 for the nine months ended September 30, 2017 to $693,000 for the same period in 2018.  The increased costs were a result of marketing and branding initiatives implemented at the recently acquired Scottdale and First Priority locations, and market-specific business development promotions across Mid Penn’s footprint.

Software licensing costs were $1,628,000 during the nine months ended September 30, 2018, an increase of $532,000 or 49 percent compared to $1,096,000 for the nine months ended September 30, 2017. The increase is a result of additional costs to license (i) all of the Scottdale and First Priority locations and the new Halifax and Pillow branches, (ii) upgrades to internal systems to enhance data management and storage capabilities given the larger company profile, and (iii) increases in certain core processing fees as our customer base and transaction volume continue to grow.

Intangible amortization increased from $78,000 during the nine months ended September 30, 2017 to $837,000 during the same period in 2018. In the first quarter of 2018, Mid Penn recorded a core deposit intangible (CDI) asset related to the Scottdale acquisition of $4,940,000.  On July 31, 2018, Mid Penn recorded an additional CDI asset of $2,832,000 as a result of the First Priority acquisition.  These CDI assets will amortize using the sum of the years’ digit method over a ten year period. During the nine months ended September 30, 2018, the CDI amortization recorded related to the Scottdale and First Priority acquisitions totaled $759,000, of which $673,000 was related to the amortization of the Scottdale CDI and $86,000 was related to the amortization of the First Priority CDI.

Other expense was $5,268,000 during the nine months ended September 30, 2018, an increase of $1,789,000 or 51 percent compared to other expense of $3,479,000 for the same period in 2017.  As both the Scottdale and First Priority acquisitions and organic growth have increased the organization’s geographic profile and employee base, several categories within other expense experienced increases, including insurance costs, stationary and supplies, printing, postage, loan collection costs and foreclosed real estate expenses, and employee travel costs.

FINANCIAL CONDITION

Loans

Total loans at September 30, 2018 were $1,567,286,000 compared to $910,404,000 at December 31, 2017, an increase of $656,882,000 or over 72 percent since year-end 2017.  A large portion of this increase was from loans acquired during 2018.  As of September 30, 2018, including the impact of the fair value acquisition adjustments, the outstanding balances of First Priority and Scottdale acquired loans combined were $570,720,000.  The majority of Mid Penn’s $86,162,000 of organic loan growth year to date continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $738,897,000 or 72 percent, from $1,023,568,000 at December 31, 2017 to $1,762,465,000 at September 30, 2018.  Deposits assumed from the First Priority and Scottdale acquisitions accounted for $674,689,000 of the increase in total deposits since year end 2017, while organic deposit growth totaled $64,208,000 with most occurring in interest-bearing accounts as customers have taken advantage of more favorable money market and time deposit rates in response to FOMC rate increases.

Investments

During the nine months ended September 30, 2018, the portfolio of held-to-maturity securities increased over 69 percent to $171,521,000 as of September 30, 2018, as compared to $101,356,000 as of December 31, 2017 (held-to-maturity investments are recorded at amortized cost).  Mid Penn’s total available-for-sale securities portfolio increased $17,062,000 or 18 percent, from $93,465,000 at December 31, 2017 to $110,527,000 at September 30, 2018. The increase to the investment securities during the nine months of 2018 was primarily due to investments acquired from Scottdale and First Priority.  Some acquired available-for-sale securities were sold after the mergers and the proceeds reinvested in held-to-maturity securities, both to support pledging requirements, and to ensure greater portfolio alignment with Mid Penn’s investment management objectives.

Capital

Shareholders’ equity more than doubled, from $75,703,000 at December 31, 2017 to $221,835,000 at September 30, 2018, primarily due to (i) the issuance of 1,878,827 shares of common stock on January 8, 2018 in connection with the acquisition of Scottdale; (ii) the issuance of 2,320,800 shares of Mid Penn common stock on July 31, 2018, in connection with the acquisition of First Priority; and  (iii) the issuance of 3,404 shares of Series D Mid Penn preferred stock ($1,000 per share liquidation value) which replaced the First Priority preferred stock outstanding as of July 31, 2018.  Additionally, shareholders’ equity reflects the growth in retained earnings through year-to-date net income available to common shareholders.  These increases were partially offset by other comprehensive losses, primarily due to the after-tax impact of the unrealized reduction in market value within the available-for-sale investment portfolio since December 31, 2017.  Regulatory capital ratios for both Mid Penn and the Bank exceeded regulatory “well-capitalized” levels at both September 30, 2018 and 2017.

ASSET QUALITY

The allowance for loan and lease losses as a percentage of total loans was 0.53% at September 30, 2018, compared to 0.84% at December 31, 2017, and 0.86% at September 30, 2017. Loan loss reserves as a percentage of nonperforming loans were 76% at September 30, 2018, compared to 68% at December 31, 2017, and 88% at September 30, 2017.  The ratios as of September 30, 2018, were affected by the addition of the Scottdale and First Priority acquired loans, which, in accordance with purchase accounting principles, were recorded at fair value at the time of acquisition with no related allowance for loan losses.  Total nonperforming assets were $11,978,000 at September 30, 2018, compared to $11,308,000 at December 31, 2017, and $8,523,000 at September 30, 2017. The ratio of nonperforming assets to total loans plus other real estate assets was 0.76% as of September 30, 2018, compared to 1.24% as of December 31, 2017, and 0.97% as of September 30, 2017.

For the nine months ended September 30, 2018, Mid Penn had net recoveries of $398,000 compared to net recoveries of $94,000 during the same period of 2017.  The primary reason for the favorable net recovery amount through the first nine months of 2018 was Mid Penn’s workout and recovery of $777,000 of principal from a commercial real estate relationship that was subject to a restructuring and partial charge-off in 2009.  During the first nine months of 2017, Mid Penn’s net recovery position was attributed to the recovery of $318,000 of principal from the successful workout of a different commercial real estate relationship that was partially charged-off in 2010.

Management performs a monthly evaluation of the adequacy of the loan and lease loss allowance, and based on these evaluations during the third quarter of 2018, a loan loss provision of $100,000 was recorded for the three months ended September 30, 2018.  No loan loss provision was recorded for the three months ended September 30, 2017. The provision for loan and lease losses was $225,000 for each of the nine months ended September 30, 2018 and 2017.  Management believes, based on information currently available, that the allowance for loan and lease losses of $8,229,000 is adequate as of September 30, 2018 to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
per share data)	2018	2018	2018	2017	2017

Total Assets	$2,044,280	$1,415,647	$1,391,217	$1,170,354	$1,153,373
Total Loans	1,567,286	1,036,479	1,007,138	910,404	877,386
Total Deposits	1,762,465	1,236,518	1,212,423	1,023,568	1,026,675
Total Equity	221,835	141,775	139,124	75,703	77,391
Book Value per Common Share	25.83	23.15	22.72	17.85	18.25
Tangible Book Value per Common Share *	17.50	18.58	18.21	16.82	17.22

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,
per share data)	2018	2018	2018	2017	2017	2018	2017

Net Interest Income	$15,911	$11,414	$10,878	$9,487	$9,516	$38,203	$28,101
Net Income Available to Common Shareholders	$2,126	$2,779	$1,004	$501	$2,249	$5,909	$6,588
Basic Earnings per Common Share	$0.28	$0.45	$0.17	$0.12	$0.53	$0.89	$1.56
Adjusted Earnings per Common Share *	$0.60	$0.49	$0.41	$0.43	$0.58	$1.52	$1.66
Return on Average Equity	4.26%	7.90%	2.78%	2.58%	11.61%	4.94%	11.90%

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

CAPITAL RATIOS (Unaudited):

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017
Leverage Ratio	7.7%	8.4%	8.5%	6.5%	6.8%
Common Tier 1 Capital (to Risk Weighted Assets)	10.1%	11.4%	11.6%	8.4%	8.9%
Tier 1 Capital (to Risk Weighted Assets)	10.1%	11.4%	11.6%	8.4%	8.9%
Total Capital (to Risk Weighted Assets)	12.4%	13.9%	14.1%	11.3%	10.7%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses and the adjustment of the deferred tax asset provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value Per Share

(Dollars in thousands, except	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
per share data)	2018	2018	2018	2017	2017

Shareholder's Equity	$221,835	$141,775	$139,124	$75,703	$77,391
Less: Preferred Stock	3,404	-	-	-	-
Less: Goodwill	62,767	23,107	22,528	3,918	3,918
Less: Core Deposit and Other Intangibles	7,708	4,879	5,126	434	460
Tangible Equity	$147,956	$113,789	$111,470	$71,351	$73,013

Common Shares Issued and Outstanding	8,457,023	6,124,517	6,122,717	4,242,216	4,240,754

Tangible Book Value per Share	$17.50	$18.58	$18.21	$16.82	$17.22

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

(Dollars in thousands, except	Three Months Ended					Nine Months Ended
per share data)	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,
	2018	2018	2018	2017	2017	2018	2017
Net Income Available to Common Shareholders	$2,126	$2,779	$1,004	$501	$2,249	$5,908	$6,588
Plus: Merger and Acquisition Expenses	3,038	222	1,694	152	225	4,955	467
Less: Tax Effect of Merger and Acquisition Expenses	576	(3)	274	2	-	847	35
Plus: Adjustment of Deferred Tax Asset	-	-	-	1,169	-	-	-
Net Income Excluding Non-Recurring Expenses	$4,588	$3,004	$2,424	$1,820	$2,474	$10,016	$7,020

Weighted Average Shares Outstanding - denominator	7,695,469	6,122,757	5,974,949	4,240,802	4,237,965	6,604,027	4,236,604

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.60	$0.49	$0.41	$0.43	$0.58	$1.52	$1.66

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	September 30, 2018	December 31, 2017	September 30, 2017
ASSETS
Cash and due from banks	$31,110	$19,795	$25,122
Interest-bearing balances with other financial institutions	5,241	3,028	2,490
Federal funds sold	25,734	691	28,572
Total cash and cash equivalents	62,085	23,514	56,184

Investment securities available for sale, at fair value	110,527	93,465	96,513
Investment securities held to maturity, at amortized cost
(fair value $169,382, $100,483, and $82,716)	171,521	101,356	82,625
Loans held for sale	3,181	1,040	1,778
Loans and leases, net of unearned interest	1,567,286	910,404	877,386
Less: Allowance for loan and lease losses	(8,229)	(7,606)	(7,502)
Net loans and leases	1,559,057	902,798	869,884

Bank premises and equipment, net	25,467	16,168	14,260
Cash surrender value of life insurance	16,610	13,042	12,977
Restricted investment in bank stocks	3,373	4,384	3,735
Foreclosed assets held for sale	1,101	189	33
Accrued interest receivable	7,491	4,564	4,159
Deferred income taxes	4,432	1,888	2,321
Goodwill	62,767	3,918	3,918
Core deposit and other intangibles, net	7,708	434	460
Other assets	8,960	3,594	4,526
Total Assets	$2,044,280	$1,170,354	$1,153,373
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$271,142	$163,714	$155,574
Interest-bearing demand	438,928	349,241	359,236
Money Market	356,729	246,220	242,077
Savings	224,746	62,770	62,258
Time	470,920	201,623	207,530
Total Deposits	1,762,465	1,023,568	1,026,675

Short-term borrowings	1,771	34,611	20,000
Long-term debt	18,064	12,352	13,409
Subordinated debt	27,088	17,338	7,421
Accrued interest payable	2,262	645	940
Other liabilities	10,795	6,137	7,537
Total Liabilities	1,822,445	1,094,651	1,075,982

Shareholders' Equity:
Series D preferred stock, par value $1.00; liquidation value $1,000;
authorized 3,404 shares; 9% cumulative dividend; 3,404 and 0 shares issued and
outstanding at September 30, 2018 and December 31, 2017, respectively	3,404	—	—
Common stock, par value $1.00; authorized 10,000,000 shares;
8,457,023, 4,242,216, and 4,240,754 shares issued and outstanding at
September 30, 2018, December 31, 2017 and at September 30, 2017, respectively	8,457	4,242	4,241
Additional paid-in capital	177,421	40,970	40,846
Retained earnings	36,244	32,565	33,334
Accumulated other comprehensive loss	(3,691)	(2,074)	(1,030)
Total Shareholders’ Equity	221,835	75,703	77,391
Total Liabilities and Shareholders' Equity	$2,044,280	$1,170,354	$1,153,373

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST INCOME
Interest and fees on loans and leases	$17,715	$10,213	$41,125	$29,864
Interest on interest-bearing balances	26	5	52	12
Interest on federal funds sold	78	23	399	97
Interest and dividends on investment securities:
U.S. Treasury and government agencies	965	617	2,601	1,636
State and political subdivision obligations, tax-exempt	636	240	1,695	820
Other securities	163	52	411	159
Total Interest Income	19,583	11,150	46,283	32,588
INTEREST EXPENSE
Interest on deposits	3,183	1,425	6,960	3,906
Interest on short-term borrowings	38	30	50	43
Interest on long-term and subordinated debt	451	179	1,070	538
Total Interest Expense	3,672	1,634	8,080	4,487
Net Interest Income	15,911	9,516	38,203	28,101
PROVISION FOR LOAN AND LEASE LOSSES	100	—	225	225
Net Interest Income After Provision for Loan and Lease Losses	15,811	9,516	37,978	27,876
NONINTEREST INCOME
Income from fiduciary activities	325	217	851	613
Service charges on deposits	242	175	667	554
Net gain on sales of investment securities	30	22	132	42
Earnings from cash surrender value of life insurance	76	65	205	196
Mortgage banking income	197	230	558	646
ATM debit card interchange income	317	233	908	689
Merchant services income	90	84	261	250
Net gain on sales of SBA loans	68	262	477	703
Other income	820	276	1,312	669
Total Noninterest Income	2,165	1,564	5,371	4,362
NONINTEREST EXPENSE
Salaries and employee benefits	6,680	4,277	16,286	12,666
Occupancy expense, net	1,063	631	2,730	1,872
Equipment expense	579	398	1,531	1,149
Pennsylvania bank shares tax expense	131	170	473	500
FDIC Assessment	187	197	508	585
Legal and professional fees	272	218	752	584
Marketing and advertising expense	274	139	693	377
Software licensing	602	397	1,628	1,096
Telephone expense	177	120	480	379
Loss on sale or write-down of foreclosed assets	45	—	48	88
Intangible amortization	341	25	837	78
Merger and acquisition expense	3,039	243	4,955	467
Other expenses	1,874	1,145	5,268	3,479
Total Noninterest Expense	15,264	7,960	36,189	23,320
INCOME BEFORE PROVISION FOR INCOME TAXES	2,712	3,120	7,160	8,918
Provision for income taxes	548	871	1,213	2,330
NET INCOME	$2,164	$2,249	$5,947	$6,588
Series D preferred stock dividends	38	—	38	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$2,126	$2,249	$5,909	$6,588

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.28	$0.53	$0.89	$1.56
Cash Dividends Paid	$0.15	$0.13	$0.55	$0.49

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.